AMY TROMBLY, ESQ.
                           1163 Walnut Street, Suite 7
                                Newton, MA  02461
                                 (617) 243-0060
                                February 1, 2005


NeWave,  Inc.
404  East  1st  Street,  Suite  1345
Long  Beach  California  90802

Gentlemen:

I have acted as counsel to NeWave, Inc., a Utah corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form SB-2, file number 333-119658 (the "Registration Statement"), pursuant to which the Company is registering the issuance under the Securities Act of 1933, as amended, of a total of 3,770,801 shares (the "Shares") of its common stock, (the "Common Stock"). This opinion is being rendered in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, I have examined the Company's Articles of Incorporation, as amended, and By-laws, both as currently in effect, and such other records of the corporate proceedings of the Company and certificates of the Company's officers as I deemed relevant; and the Registration Statement and the exhibits thereto.

In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies.

Based upon the foregoing, I am of the opinion that (i) the Shares have been duly and validly authorized by the Company and (ii) the Shares, when sold as described in the Registration Statement, will have been duly and validly issued, fully paid and non-assessable shares of Common Stock.

My opinion is limited to the Utah Revised Business Corporation Act, including all applicable provisions of the Utah Constitution and reported judicial decisions interpreting these laws, and federal securities laws of the United States and I express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

I understand that you wish to file this opinion as an exhibit to the Registration Statement, and I hereby consent thereto.

Very  truly  yours,

/s/  Amy  Trombly,  Esq.
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Amy  Trombly,  Esq.